Exhibit 5
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                        [Letterhead of White & Case LLP]




May 3, 2002

Chesapeake Funding LLC
307 International Circle
Hunt Valley, MD 21030


Dear Sirs:

          We have examined the Registration Statement on Forms S-1 and S-3 (the "Registration Statement") filed by Chesapeake Funding LLC (the "Company") and D.L. Peterson Trust with the Securities and Exchange Commission under the Securities Act of 1933, for the registration of $650,000,000 principal amount of the Company's Series 2002-1 Floating Rate Callable Asset Backed Notes (the "Notes"), to be issued pursuant to the Base Indenture dated as of June 30, 1999, as supplemented by Supplemental Indenture No. 1 thereto, dated as of October 28, 1999 (such Base Indenture as so supplemented, the "Indenture") between the Company and JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank) (the "Trustee") and a Series 2002-1 Indenture Supplement to be entered into between the Issuer and the Trustee (the "Indenture Supplement"). Capitalized terms not otherwise defined herein shall have the meanings specified in the Indenture and the Indenture Supplement.

         In our opinion, when the Notes have been duly executed, authenticated and delivered against payment therefor and the Indenture Supplement, under which the Notes are to be issued, has been executed and delivered, the Notes will be validly issued and binding obligations of the Company and will be entitled to the benefits provided by the Indenture and the Indenture Supplement, in each case except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of the rights of creditors generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement.

                                                     Very truly yours,
                                                     /s/ White & Case LLP